Exhibit 23.1

CONSENT OF ERNST & YOUNG LLP, INDEPENDENT AUDITORS

We consent to the incorporation by reference in the Registration Statements (on Form S-8 Nos. 333-99629, 333-69706, and 333-112322 and on Form S-3 No. 333-112323) of SEQUENOM, Inc., of our report dated February 26, 2004, with respect to the consolidated financial statements and schedule of Sequenom, Inc. included in the Annual Report (Form 10-K) for the year ended December 31, 2003.

/s/    Ernst & YOUNG LLP

ERNST & YOUNG LLP

San Diego, California

March 10, 2004